Exhibit 99.1

Mid Penn Bancorp, Inc. Signs Definitive Agreement to Acquire Brunswick Bancorp

Acquisition results in a meaningful expansion into the attractive central New Jersey market and results in a combined bank with approximately $5.0 billion in assets

NEW BRUNSWICK, NJ, and HARRISBURG, PA, December 20, 2022 (GLOBE NEWSWIRE) — Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:MPB), headquartered in Harrisburg, Pennsylvania, and Brunswick Bancorp (“Brunswick”) (OTCPK:BRBW), headquartered in New Brunswick, New Jersey, today jointly announced the signing of a definitive merger agreement pursuant to which Mid Penn will acquire Brunswick in a combination cash and stock transaction valued at approximately $53.9 million (based upon Mid Penn’s closing stock price of $30.95 for the trading day ending December 19, 2022).

The merger, unanimously approved by both boards of directors, will expand Mid Penn’s footprint into the attractive central New Jersey market. Upon completion of the transaction, Mid Penn will add five total financial centers, four in Middlesex County and one in Monmouth County.

Founded in 1902, Brunswick had $381.6 million in assets, $279.8 million in deposits and $302.5 million in gross loans, as of September 30, 2022. Under Mid Penn’s ownership, Brunswick customers will have access to an expanded product and services offering, with the strength and enhanced lending capabilities afforded by Mid Penn’s larger balance sheet. The transaction creates a combined community banking franchise with approximately $5.0 billion in assets, $4.2 billion in deposits and $3.8 billion in gross loans.

Under the terms of the merger agreement, 50% of Brunswick common shares will be converted into Mid Penn common stock while the remaining 50% will be exchanged for cash. Brunswick shareholders will have the option to elect to receive either 0.598 shares of Mid Penn common stock or $18.00 in cash for each common share of Brunswick they own, subject to proration to ensure that, in the aggregate, 50% of the transaction consideration will be paid in the form of Mid Penn common stock. The purchase price is subject to adjustment in the event Brunswick does not meet certain minimum shareholder equity covenants. All options to purchase Brunswick common stock will be cashed out upon completion of the merger. The transaction is intended to qualify as a reorganization for federal income tax purposes and, as a result, the receipt of Mid Penn common stock by shareholders of Brunswick is expected to be tax-free.

“We are enthusiastic to partner with Brunswick as our first formal step into the dynamic central New Jersey community,” said Mid Penn Chair, President and CEO Rory G. Ritrievi. “Brunswick, under the direction of Executive Chair Frank Gumina, President and CEO Nick Frungillo, Jr. and their strong staff of professionals has built a solid reputation as a dependable bank for the numerous businesses and consumers in the communities they serve. We look forward to providing the strength of our balance sheet and our own relationship building expertise in enhancing and expanding upon their success. We feel confident that this combination will, in a very short period of time, create one of the most dynamic and organically growth-oriented financial institutions in that region.”

“Mid Penn is an excellent cultural fit for Brunswick, and the opportunity to join a like-minded, top-tier community bank is one that will provide both organizations with significant growth potential,” said Nicholas A. Frungillo Jr., Brunswick’s President and Chief Executive Officer. “Together we will continue to provide our clients with valuable opportunities via higher lending limits and a sophisticated technology platform. We are pleased to continue providing service to our valued customers and to the communities in which we live, alongside Rory and his team.”

Subject to customary closing conditions, including the receipt of regulatory approvals and Mid Penn and Brunswick shareholder approvals, the merger is expected to close in the second quarter of 2023. Following completion of the merger, Brunswick Bank will be merged with and into Mid Penn Bank. Additionally, one Brunswick director will join the board of directors of Mid Penn Bancorp, Inc.

Stephens Inc. served as financial advisor to Mid Penn in connection with the transaction and Piper Sandler & Co. rendered a fairness opinion to Mid Penn’s board of directors. Pillar+Aught served as legal advisor to Mid Penn in the transaction. Janney Montgomery Scott LLC served as financial advisor to Brunswick in connection with the transaction and rendered a fairness opinion to the Brunswick board of directors. Windels Marx Lane & Mittendorf LLP served as legal advisor to Brunswick.

About Mid Penn Bancorp, Inc.

Mid Penn Bancorp Inc. (NASDAQ: MPB), headquartered in Harrisburg, Pennsylvania, is the parent company of Mid Penn Bank, a full-service commercial bank, and MPB Financial Services, LLC, a provider of specialized investment strategies, insurance, and planning services to individuals, families, and businesses. Mid Penn operates retail locations in 16 counties throughout the Commonwealth of Pennsylvania, has total assets in excess of $4.3 billion, and offers a comprehensive portfolio of financial products and services to the communities it serves. To learn more, please visit www.midpennbank.com.

About Brunswick Bancorp

Brunswick Bancorp is the holding company for Brunswick Bank & Trust, a New Jersey chartered commercial bank which serves central New Jersey through its New Brunswick main office and four additional branch offices.

Additional Information and Where to Find It

The proposed transaction will be submitted to the shareholders of Brunswick and Mid Penn for their consideration and approval. In connection with the proposed transaction, Mid Penn will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a joint proxy statement of Mid Penn and Brunswick and a prospectus of Mid Penn and other relevant documents concerning the proposed transaction. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF MID PENN AND BRUNSWICK ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Mid Penn and Brunswick, free of charge from the SEC’s Internet site (www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, or by contacting Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, attention: Investor Relations (telephone (717) 692-7105); or Brunswick Bancorp 439 Livingston Avenue, New Brunswick, New Jersey 08901, attention: David Gazerwitz, Chief Financial Officer or Nicholas Frungillo, Jr., President and CEO (telephone (732) 247-5800).

Participants in the Solicitation

Mid Penn, Brunswick and their respective directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Mid Penn and/or Brunswick shareholders in connection with the proposed transaction under the rules of the SEC. Information regarding Mid Penn’s directors and executive officers is available in its definitive proxy statement relating to its 2022 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2022, and its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Commission on March 15, 2022, and other documents filed by Mid Penn with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained free of charge as described in the preceding paragraph.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to Mid Penn and Brunswick, or other effects of the proposed merger on Mid Penn and Brunswick. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements are made only as of the date of this filing, and neither Mid Penn nor Brunswick undertakes any obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof. Actual results may differ materially from those described in any such forward-looking statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all or other delays in completing the transaction; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations, and financial condition of Mid Penn and Brunswick; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Mid Penn or Brunswick; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the dilution caused by Mid Penn’s issuance of additional shares of its capital stock in connection with the transaction; the timing of closing the Merger; difficulties and delays in integrating the business or fully realizing cost savings and other benefits of the transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of products and services; increased competition in the markets of Mid Penn and Brunswick; success, impact, and timing of business strategies of Mid Penn and Brunswick; economic conditions, including downturns in the local, regional or national economies; the impact, extent and timing of technological changes; changes in accounting policies or practices; changes in laws and regulations; actions of the Federal Reserve Board and other legislative and regulatory actions and reforms; and other factors that may affect the future results of Mid Penn and Brunswick. Additional factors that could cause results to differ materially from those described above can be found in Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent SEC filings, each of which is on file with the SEC and available in the “Investors” section of Mid Penn’s website, www.midpennbank.com, under the heading “SEC Filings” and in other documents Mid Penn files with the SEC.